UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2009
TRACTOR SUPPLY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Powell Place Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 440-4000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 13, 2009, the Company announced the appointment of Gregory A. Sandfort, 53, as President of the Company effective February 13, 2009. Mr. Sandfort will continue to serve as Chief Merchandising Officer of the Company, a position he has held since November 2007. Mr. Sandfort previously served as President and Chief Operating Officer at Michaels Stores, Inc. from March 2006 to August 2007 and as Vice President–General Merchandise Manager at Michaels Stores, Inc. from January 2004 to February 2006.
     Also on February 13, 2009, the Company announced the appointment of Stanley L. Ruta, 57, as Chief Operating Officer. Mr. Ruta served as Executive Vice President-Store Operations since January 2007, after having served as Senior Vice President-Store Operations since June 2000 and as Vice President-Store Operations of the Company since 1994.
     A copy of the press release, dated February 13, 2009, announcing the appointments is attached hereto as Exhibit 99.1.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     99.1 Press Release of Tractor Supply Company dated February 13, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACTOR SUPPLY COMPANY
Date: February 13, 2009	By:	/s/ Anthony F. Crudele
Name: Anthony F. Crudele
Title: Executive Vice President and Chief Financial Officer